FORM 8-K

_________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2012

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VERTICAL HEALTH SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

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Florida	000-23201	59-3635262
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

7760 France Avenue, South, 11th Floor Minneapolis, Minnesota 55435
(Address of Principal Executive Offices) (Zip Code)

(612) 568-4210
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

As previously disclosed on a Current Report on Form 8-K filed on August 27, 2012 with the Securities and Exchange Commission, Vertical Health Solutions, Inc. doing business as OnPoint Medical Diagnostics (the “Company”), closed a private placement (the “Offering”) of convertible promissory notes (the “Notes”) to certain accredited investors (the “Investors”). The Notes accrue simple interest at a rate of 6% per annum and such interest will be payable upon maturity. Each Note matures on the third anniversary of the issuance date of such Note.

The Notes may be converted at the option of the Investor into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a conversion price of $0.25, subject to adjustment as provided in the Notes. The Notes will automatically convert into shares of Common Stock, at a conversion price of $0.25 upon the earlier of: (i) the sale of the Company’s capital stock, in one transaction or a series of transactions, for an aggregate sales price of at least $2,500,000 (Notes converting pursuant to the closing of such a financing will convert at a conversion price equal to the lesser of (a) $0.25 per share and (b) the price per share paid by the investors purchasing such stock at such first closing); (ii) a change of control of the Company; and (iii) the Company earning $500,000 or more in gross revenue during any fiscal quarter.

In connection with the issuance of the Notes, the Company is also issuing to the Investors ten-year warrants (the “Warrants”) to purchase one share of Common Stock for every dollar invested in the Notes. The Warrants have an exercise price of $1.25 per share, subject to adjustment as provided in the Warrants.

From August 10, 2012 through September 28, 2012, the Company completed closings of the Offering in the aggregate amount of $906,000 of Notes and 906,000 Warrants for $906,000 in gross proceeds.

From October 1, 2012 through December 31, 2012, the Company completed additional closings of the Offering and issued to investors, including certain members of the Board of Directors (the “Board”) of the Company, an aggregate amount of $487,000 of Notes and 487,000 Warrants for $487,000 in gross proceeds.

The transaction was reviewed and approved by the Audit Committee of the Company in accordance with the Company’s Audit Committee Charter, and a majority of the independent directors of the Board.

The securities were issued pursuant to the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 of Regulation D promulgated thereunder. The Company relied on the following facts in making such exemption available: (i) the offer and sale of these securities was made solely to accredited investors and therefore did not exceed the maximum purchaser limitation or violate the general solicitation rules; and (ii) all of the securities have the status of securities acquired in a transaction under Section 4(2) of the Securities Act and cannot be resold without registration or an exemption therefrom.

Complete copies of the form of Note and the form of Warrant were filed as exhibits to the Company’s Current Report on Form 8-K, filed on August 27, 2012. The foregoing descriptions of the transactions and any other documents or filings referenced herein are qualified in their entirety by reference to such exhibits, documents or filings.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 3.02 of this Current Report on Form 8-K is incorporated in this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
4.1	Form of August 2012 Convertible Promissory Note (incorporated herein by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed on August 27, 2012).
4.2	Form of August 2012 Warrant (incorporated herein by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K filed on August 27, 2012).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 8, 2013	Vertical Health Solutions, Inc
	By	/s/ William Cavanaugh
Name: William Cavanaugh Title: President and Chief Executive Officer